SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2019

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ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 336-7737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On Thursday, June 27, 2019, Enterprise Diversified, Inc. (the “Company”) sold 65% of its membership interest in Mt Melrose, LLC (“Mt Melrose”) to an unaffiliated third-party purchaser, Woodmont Lexington, LLC, a Delaware limited liability company (“Woodmont”). As has been previously reported, Mt Melrose owns and operates a portfolio of residential and other income-producing real estate in Lexington, Kentucky, and prior to this transaction had been a wholly-owned subsidiary of the Company.

As consideration for the transaction, Woodmont paid the Company $100,000 and agreed to assume full responsibility for the management and operation of Mt Melrose and its real estate portfolio. The Company has retained a 35% membership interest in Mt Melrose, with Woodmont now owning the other 65% membership interest.

In connection with the transaction, the Company and Woodmont entered into a certain Amended and Restated Limited Liability Company Agreement of Mt Melrose, LLC dated June 27, 2019 (the “A&R LLC Agreement”). The A&R LLC Agreement sets forth the general terms and conditions governing the arrangements between the two members. The A&R LLC Agreement provides that the business and affairs of Mt Melrose will be managed exclusively by one or more managers; and Woodmont is designated as the sole manager. In addition, the Company has expressly agreed to a three-year “standstill” arrangement, during which time the Company will not in any way participate, directly or indirectly, in the management or control of Mt Melrose; and with respect to any matters requiring a vote of the members, the Company will vote with (i.e., the same as) Woodmont.

Under the terms of the A&R LLC Agreement, distributions of cash, from whatever source, may be made to the members at such times, and in such amounts, as the manager determines; provided, however, that any such distributions will be made in accordance with the following priorities: (i) distribution of amounts up to a cumulative total of $2,000,000 will be made pro rata in accordance with the members’ respective membership interests; (ii) then, distribution of cumulative amounts in excess of $2,000,000 and up to $3,000,000 will be made 67% to the Company and 33% to Woodmont; and (iii) thereafter, distribution of cumulative amounts in excess of $3,000,000 will be made pro rata in accordance with the members’ respective membership interests.

The foregoing description of the A&R LLC Agreement is qualified in its entirety by the contents of the A&R LLC Agreement, which is incorporated herein by reference. A copy of the A&R LLC Agreement is attached hereto as Exhibit 10.1.

Item 7.01 - Regulation FD Disclosure.

On Wednesday, July 3, 2019, the Company issued a press release concerning the matters reported above under Item 2.01 of this Current Report on Form 8-K (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information:

- Unaudited Pro Forma Condensed Combined Financial Data**

**Furnished herewith as Exhibit 99.2

(c) Shell company transactions – not applicable

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Amended and Restated Limited Liability Company Agreement of Mt Melrose, LLC dated June 27, 2019
99.1	Enterprise Diversified, Inc. Press Release dated July 3, 2019
99.2	Unaudited Pro Forma Condensed Consolidated Financial Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2019		ENTERPRISE DIVERSIFIED, INC.

	By:	/s/ Steven L. Kiel
Steven L. Kiel
Executive Chairman